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                                                                    EXHIBIT 23.2





                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Worlds Acquisition Corp.
Boston, Massachusetts


         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement our report dated September 15, 1997 (except as to Note 7, which is as of December 31, 1997), relating to the financial statements of Worlds Acquisition Corp. (a development stage enterprise) which is contained in that Prospectus, for the period April 8, 1997 (inception) to June 30, 1997. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.





                                                              BDO Seidman, LLP

New York, New York
January 16, 1998


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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Worlds Inc.
San Francisco, California


         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement our report dated September 15, 1997 (except as to Note 9, which is as of December 31, 1997), relating to the financial statements of Worlds Inc. (a development stage enterprise) which is contained in that Prospectus, as of December 31, 1996 and 1995, and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1996 and 1995 and for the period from inception (April 26, 1994) to December 31, 1994 and from inception (April 26, 1994) to December 31, 1996. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.





                                                              BDO Seidman, LLP

San Francisco, California
January 16, 1998